NEWS

For Immediate Release

Editorial Contact:
Rich Yonker
Vitesse
+1.805.388.3700

Vitesse Extends Completion Date for Audit of Fiscal 2006 and 2007 Financial Statements to Third Quarter 2008

CAMARILLO, Calif. — June 24, 2008 — Vitesse Semiconductor Corporation (Pink Sheets: VTSS) today announced that it will require additional time to complete the audit of its financial statements for the fiscal years ended September 30, 2006 and 2007. As a result, the Company will not issue an earnings release nor hold an investor conference call by the end of June 2008, as was previously announced. Vitesse now expects to complete its fiscal 2006 and 2007 audit and file its Annual Report on Form 10-K with the Securities and Exchange Commission during the quarter ending September 30, 2008.

The Company, in coordination with the Audit Committee, continues to employ the necessary internal and external resources to correct the numerous and complex issues related to its option backdating and accounting irregularities that were previously reported. However, the reconstruction and verification of the Company’s financial statements for fiscal 2006 and 2007, including the determination of measurement dates for stock option grants and the confirmation of third-party revenues, has taken longer than expected. This delay is not due to any issues of fraud or other accounting irregularities not previously disclosed. Vitesse intends to notify investors one week in advance of the date upon which it will release its financial results.

As reported on May 12, 2008, the Securities and Exchange Commission has accepted the Company’s proposal to file an Annual Report on Form 10-K with full financial information for the fiscal years ended September 30, 2006 and 2007, expanded supplementary financial information for each of the four quarters of fiscal 2006 and 2007 and restated stock-based compensation expense for all prior periods. The Company’s Annual Report on Form 10-K will not include financial information for fiscal 2005.

About Vitesse

Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for Carrier and Enterprise Ethernet networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Fibre Channel, Optical Transport, and other applications. Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro, and Core applications. Additional company and product information is available at www.vitesse.com.

# # #

Vitesse is a registered trademark in the United States and/or other jurisdictions of Vitesse Semiconductor Corporation. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

Vitesse Extends Completion Date for Audit of Fiscal 2006 and 2007

Financial Statements to Third Quarter 2008

2-2-2

Safe Harbor

Statements made in this release that are not historical facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “hope,” “intend,” and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by Vitesse with the Securities and Exchange Commission and include the fact that we have disclosed that you should not rely upon our published financial statements and the fact that we have not filed all of our reports required by the Securities Exchange Act of 1934. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, which are available on the web site of the Securities and Exchange Commission, www.sec.gov.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance, including, but not limited to, the risks that the recently announced proposed settlement of certain lawsuits against the Company will not be completed or approved by the court, that any court approval will be successfully reversed on appeal, or that the settlement agreement is terminated or cancelled under its terms. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.